                              OPERATING AGREEMENT

                                    Between

                 CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                                      and

                    DAWSON RIDGE METROPOLITAN DISTRICT NO. 5

                            Dated as of March 1, 1996

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE 1 - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.2.   CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.3.   COMPUTATIONS . . . . . . . . . . . . . . . . . . . . . .   4
     Section 1.4.   COMPLIANCE CERTIFICATES AND OPINIONS . . . . . . . . . .   4
     Section 1.5.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE . . . . . . . . .   5

ARTICLE 2 - REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . . . . . .   7
     Section 2.1.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                    CORPORATION. . . . . . . . . . . . . . . . . . . . . . .   7
     Section 2.2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                    DISTRICT . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3 - ISSUANCE OF THE SERIES 1996 BONDS. . . . . . . . . . . . . . . .  14
     Section 3.1.   THE SERIES 1996 BONDS. . . . . . . . . . . . . . . . . .  14
     Section 3.2.   ACQUISITION OF PROJECT . . . . . . . . . . . . . . . . .  14
     Section 3.3.   LIABILITY. . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 3.4.   LIABILITY OF DISTRICT. . . . . . . . . . . . . . . . . .  14
     Section 3.5.   OWNERSHIP OF PROJECT . . . . . . . . . . . . . . . . . .  14
     Section 3.6.   [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . .  14
     Section 3.7.   ADDITIONS AND CHANGES. . . . . . . . . . . . . . . . . .  14
     Section 3.8.   AWARD OF CONTRACTS . . . . . . . . . . . . . . . . . . .  15
     Section 3.9.   ADMINISTRATION OF CONTRACTS. . . . . . . . . . . . . . .  15

ARTICLE 4 - USE OF PROCEEDS; TERM. . . . . . . . . . . . . . . . . . . . . .  16
     Section 4.1.   USE OF PROCEEDS OF BONDS . . . . . . . . . . . . . . . .  16
     Section 4.2.   TERM OF AGREEMENT. . . . . . . . . . . . . . . . . . . .  16

ARTICLE 5 - OPERATING AGREEMENT PAYMENTS . . . . . . . . . . . . . . . . . .  17
     Section 5.1.   OPERATING AGREEMENT PAYMENTS . . . . . . . . . . . . . .  17
     Section 5.2.   FAIR VALUE . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 5.3.   TITLE PROVISIONS . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 6 - MAINTENANCE; TAXES; PROJECT IMPROVEMENTS; INSURANCE; AND OTHER
     MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 6.1.   MAINTENANCE, UTILITIES, TAXES AND ASSESSMENTS. . . . . .  19
     Section 6.2.   MODIFICATION OF PROJECT. . . . . . . . . . . . . . . . .  20
     Section 6.3.   LIABILITY AND PROPERTY DAMAGE INSURANCE. . . . . . . . .  20
     Section 6.4.   ADVANCES . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 6.5.   INSTALLATION OF PERSONAL PROPERTY. . . . . . . . . . . .  20
     Section 6.6.   CONSTRUCTION OF ALTERNATIVE FACILITIES . . . . . . . . .  21
     Section 6.7.   SECURITY INTEREST PROHIBITED . . . . . . . . . . . . . .  21

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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE 7 - DAMAGE, DESTRUCTION AND EMINENT DOMAIN; USE OF PROCEEDS. . . . .  22
     Section 7.1.   DAMAGE, DESTRUCTION AND EMINENT DOMAIN . . . . . . . . .  22
     Section 7.2.   APPLICATION OF PROCEEDS. . . . . . . . . . . . . . . . .  22
     Section 7.3.   NO ABATEMENT OF OPERATING AGREEMENT PAYMENTS IN THE
                    EVENT OF DAMAGE OR DESTRUCTION . . . . . . . . . . . . .  22

ARTICLE 8 - DISCLAIMER OF WARRANTIES; ACCESS . . . . . . . . . . . . . . . .  23
     Section 8.1.   DISCLAIMER OF WARRANTIES . . . . . . . . . . . . . . . .  23
     Section 8.2.   RIGHTS OF ACCESS . . . . . . . . . . . . . . . . . . . .  23
     Section 8.3.   FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. . . . . .  23
     Section 8.4.   CORPORATION AND DISTRICT REPRESENTATIVES . . . . . . . .  23

ARTICLE 9 - ASSIGNMENT, SUBLEASING AND AMENDMENT . . . . . . . . . . . . . .  24
     Section 9.1.   ASSIGNMENT BY THE CORPORATION. . . . . . . . . . . . . .  24
     Section 9.2.   ASSIGNMENT BY THE DISTRICT . . . . . . . . . . . . . . .  24
     Section 9.3.   AMENDMENT OF THIS OPERATING AGREEMENT. . . . . . . . . .  24

ARTICLE 10 - FURTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . .  25
     Section 10.1.  MAINTENANCE OF POWERS; SUCCESSORS OF CORPORATION . . . .  25
     Section 10.2.  TAX-EXEMPT STATUS OF BONDS . . . . . . . . . . . . . . .  25
     Section 10.3.  NOTICE OF CERTAIN EVENTS . . . . . . . . . . . . . . . .  27
     Section 10.4.  NO UNTRUE STATEMENTS . . . . . . . . . . . . . . . . . .  27
     Section 10.5.  CERTAIN MATTERS REGARDING ANY AGREEMENTS, COVENANTS AND
                    WARRANTIES RELATING TO TAX EXEMPTION . . . . . . . . . .  27

ARTICLE 11 - EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . .  30
     Section 11.1.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .  30
     Section 11.2.  REMEDIES ON DEFAULT. . . . . . . . . . . . . . . . . . .  31
     Section 11.3.  ATTORNEYS' FEES AND EXPENSES . . . . . . . . . . . . . .  33
     Section 11.4.  NO REMEDY EXCLUSIVE. . . . . . . . . . . . . . . . . . .  33
     Section 11.5.  NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER . . . . . . .  34
     Section 11.6.  CREDIT ENHANCEMENT PROVIDER AND TRUSTEE TO EXERCISE
                    RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 12 - OPTION TO TERMINATE . . . . . . . . . . . . . . . . . . . . . .  35
     Section 12.1.  OPTIONS TO TERMINATE; OPTIONAL REDEMPTION. . . . . . . .  35
     Section 12.2.  EXTRAORDINARY TERMINATION OPTION . . . . . . . . . . . .  36
     Section 12.3.  RIGHT TO ACQUIRE . . . . . . . . . . . . . . . . . . . .  36
     Section 12.4.  UNENCUMBERED TITLE . . . . . . . . . . . . . . . . . . .  36
     Section 12.5.  DEFAULT RIGHTS . . . . . . . . . . . . . . . . . . . . .  37
     Section 12.6.  TITLE. . . . . . . . . . . . . . . . . . . . . . . . . .  37

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                                TABLE OF CONTENTS
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ARTICLE 13 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 13.1.  AMENDMENT OF OPERATING AGREEMENT OR INDENTURE. . . . . .  38
     Section 13.2.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 13.3.  APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . .  39
     Section 13.4.  BINDING EFFECT . . . . . . . . . . . . . . . . . . . . .  39
     Section 13.5.  SEVERABILITY OF INVALID PROVISIONS . . . . . . . . . . .  39
     Section 13.6.  AMOUNTS REMAINING IN FUNDS . . . . . . . . . . . . . . .  39
     Section 13.7.  EXECUTION OF COUNTERPARTS. . . . . . . . . . . . . . . .  39
     Section 13.8.  CERTAIN PAYMENTS NET TO CORPORATION. . . . . . . . . . .  39
     Section 13.9.  INDENTURE RIGHTS . . . . . . . . . . . . . . . . . . . .  39
     Section 13.10. BURDEN ON PROPERTY . . . . . . . . . . . . . . . . . . .  40

                CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                               OPERATING AGREEMENT

          THIS OPERATING AGREEMENT (the "Operating Agreement") is made as of the 1st day of March 1996, by and between CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY, a Colorado nonprofit corporation (the "Corporation") and DAWSON RIDGE METROPOLITAN DISTRICT NO. 5 (the "District").

                                   RECITALS

          A. The Corporation has been organized to acquire property in order to provide public facilities.

          B. The Corporation shall issue its Public Facilities Revenue Bonds, Series 1996 (the "Series 1996 Bonds") for the purpose of acquiring real property described in Exhibit A hereto and water rights (the "Property") to be improved and operated by the Corporation as recreational facilities.

          C. The Series 1996 Bonds will be issued pursuant to an Indenture of Trust, dated as of the date hereof (the "Indenture"), between the Corporation and SouthTrust Bank of Alabama, National Association (the "Trustee").

          D. At an election of the District held November 7, 1995, the electors of the District approved (i) the execution by the District of a recreational facilities services agreement (of which this Agreement is one) to provide funds to operate and maintain parks and recreational facilities (the "Recreational Facilities"), (ii) the levy of taxes to satisfy the obligations of the District thereunder, and (iii) the incurrence by the District of indebtedness for the purposes of providing water, sanitation, street, traffic safety, transportation, parks and recreation facilities within or for the benefit of the District.

          E.  At elections held on November 7, 1995, Dawson Ridge
Metropolitan Districts Nos. 1-4 (the "Related Districts") authorized the execution and delivery of intergovernmental agreements with respect to the Recreational Facilities service agreement and debt obligations of the District.

          F. The Property and all improvements thereto owned by the Corporation (the "Project") will be operated in accordance with the terms of this Operating Agreement.

          G. The entire Project shall be used for public golf, tennis or other recreational activities and shall be considered "Recreational Facilities" for purposes of this Agreement.

          NOW, THEREFORE, for and in consideration of the premises and the material covenants herein contained, the parties hereby covenant, agree and bind themselves as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1. DEFINITIONS. Unless otherwise expressly provided or unless the context clearly requires otherwise, capitalized words and terms used in this Operating Agreement shall have the meanings ascribed to them in the Recitals hereof, or in the Indenture, or in the Deed of Trust or the Reimbursement Agreement (as each are defined in the Indenture). In addition, the following terms defined in this Section 1.1 shall, for all purposes of this Operating Agreement, have the respective meanings herein specified.

     "Corporation Representative" means a person designated to act on behalf of the Corporation, as evidenced by a written certificate furnished to the Trustee and the District containing the specimen signature of such person and signed for the Corporation by any of its officers.

     "Development Agreement" means the Development Agreement, dated as of the date hereof, between the Corporation and Douglas County Development Corporation, a Colorado corporation, and any and all similar agreements with the Corporation executed by owners of property within the District or any Related District.

     "District Representative" means a person designated to act on behalf of the District as evidenced by a written certificate furnished to the Corporation and the Trustee containing the specimen signature of such person and the signature of a member of the Board of Directors of the District.

     "Event of Default" or "Default" shall mean with respect to an Event of Default or Default under this Operating Agreement any occurrence or event specified in and defined by Section 11.1 hereof.

     "Intergovernmental Agreement" shall mean the Intergovernmental Agreement between the District and the Related Districts, dated as of the date hereof, as the same may be amended from time to time.

     "Operating Agreement Payments" shall mean the Operating Agreement Payments required to be made by the District under Article 5 hereof.

     "Operation and Maintenance Expenses" shall mean such reasonable and necessary current expenses, paid or accrued, for operation, maintenance and repair of the Recreational Facilities as may be determined by the Corporation, and the term may also include except as limited by contract or otherwise limited by law, without limiting the generality of the foregoing:

          (1) legal and overhead expenses of the Corporation directly related and reasonably allocable to the administration of the Recreational Facilities;

          (2) all insurance premiums and premiums or fees for fidelity bonds appertaining to or required for the Recreational Facilities or a reasonably allocable share of a premium of any blanket bond or policy pertaining to the Recreational Facilities;

          (3) contractual services, professional services, salaries, administrative expenses, and costs of labor appertaining to the Recreational Facilities;

          (4) the costs incurred in the collection of all or any part of the Revenues from Recreational Facilities;

          (5) any costs of utility services furnished to the Recreational Facilities; and

          (6) payments of taxes, payments in lieu of taxes, assessments imposed by any governmental unit or public corporation, or any monthly deposits to an escrow established for any such purposes;

          "Operation and Maintenance Expenses" does not include:

          (a)  any allowance for depreciation;

          (b) any costs of renewals or replacements, major repairs, reconstruction, improvements, extensions, or betterments;

          (c)  any accumulation of reserves for capital replacements;

          (d) any reserves for operation, maintenance, or repair of the Recreational Facilities;

          (e) any allowance for the redemption of the Bonds, or the payment of any interest thereon;

          (f) any liabilities incurred in the acquisition or improvement of any properties comprising the Recreational Facilities or any combination thereof; and

          (g)  any other ground of legal liability not based on contract;

     "Term of this Agreement" or "Operating Agreement Term" shall mean the term provided in Section 4.2 hereof.

     Section 1.2. CONSTRUCTION. This Operating Agreement, except where the context by clear implication otherwise requires, shall be construed as follows:

          (a) Words and defined terms in the singular number include the plural, and words in the plural include the singular.

          (b) Words in the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender refer to any gender.

          (c) Articles, sections, subsections, paragraphs and subparagraphs mentioned by number, letter, or otherwise, correspond to the respective articles, sections, subsections, paragraphs and subparagraphs of this Operating Agreement so numbered unless otherwise so designated.

          (d) The titles or leadlines applied to articles, sections and subsections in this Operating Agreement are inserted only as a matter of convenience and ease in reference and in no way define, limit or describe the scope or intent of any provisions of this Operating Agreement.

          (e) The words "herein", "hereof" and "hereunder" and words of similar import, without reference to any particular article, section, subdivision, paragraph or subparagraph, refer to this Operating Agreement as a whole rather than to any particular article, section, subdivision, paragraph or subparagraph hereof; where such words are used with reference to a particular article, section, subdivision, paragraph or subparagraph of this Operating Agreement, such reference, by definition, shall be construed to refer to the identical article, section, subdivision, paragraph or subparagraph contained in this Operating Agreement and in any agreement supplemental thereto or amendatory thereof, unless the context clearly requires otherwise.

          (f) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

     Section 1.3. COMPUTATIONS. Unless the facts shall then be otherwise, all computations required for the purposes of this Operating Agreement shall be made on the assumption that: (i) the Operating Agreement Payments shall be paid as and when the same become due; and (ii) all credits required by this Operating Agreement or the Indenture to be made to any fund or account shall be made in the amounts and at the times required.

     Section 1.4. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Corporation to the District to take any action under any provision of this Operating Agreement, the District shall furnish the Corporation and the Trustee with a certificate of a District Representative stating that all conditions precedent, if any, provided for in this Operating Agreement relating to the proposed action have been complied with and, upon the reasonable request of the Corporation and the Trustee, an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request under any provision of this Operating Agreement pursuant to which the taking of such action is specifically required by such provision, no additional certificate or opinion need be furnished.

     Except as provided in Section 1.5 hereof, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Operating Agreement or the Indenture shall include:

          (1) a statement or opinion specifically identifying the provisions or sections of this Operating Agreement or the Indenture requiring such certificate;

          (2) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (3) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (4) a statement that in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (5) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Any Opinion of Counsel may be qualified by reference to the constitutional powers of the United States of America, the police and sovereign powers of the State, judicial discretion and bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors rights generally and to similar matters, and by other reasonable qualifications.

     Section 1.5. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of a Corporation Representative or a District Representative may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such representative, in the exercise of reasonable care, should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a Corporation Representative or a District Representative stating that the information with respect to such factual matters is in the possession of the Corporation or the District unless such Counsel, in the exercise of reasonable care, should know that the certificate or opinion or representation with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more requests, consents, certificates, statements, opinions or other instruments under this Operating Agreement, they may, but need not, be consolidated and form one instrument.

     Wherever in this Operating Agreement, in connection with any certificate or report to the Trustee, it is provided that the Corporation or the District shall deliver any document as a condition or as evidence of either the Corporation's or the District's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in each case be conditions precedent to the right of the District or the Corporation to certify as to the sufficiency of such certificate or report as evidence of compliance.

                                    ARTICLE 2

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

              Section 2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION. The Corporation makes the following representations, warranties and covenants:

          (a) The Corporation is a corporate instrumentality of the District and a nonprofit corporation organized under the laws of the State of Colorado.

          (b) The Corporation has full legal right, power and authority and has taken all official actions necessary (i) to enter into this Operating Agreement, (ii) to issue, execute and deliver the Series 1996 Bonds,
     (iii) to own the Property and the Project, (iv) to perform its obligations hereunder and under the Indenture and the Series 1996 Bonds, and (v) to carry out and to consummate all transactions contemplated by this Operating Agreement.

          (c) The representative of the Corporation executing this Operating Agreement is fully authorized to execute the same.

          (d) This Operating Agreement, the Deed of Trust and the Reimbursement Agreement have been duly executed and delivered by the Corporation and, subject to the effective date set forth in Section 4.2 hereof, upon due authorization, execution and delivery by the other parties hereto and thereto, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by judicial discretion in the exercise of remedies.

          (e) The execution and delivery of this Operating Agreement, the Deed of Trust and the Reimbursement Agreement, the issuance, execution and delivery of the Series 1996 Bonds, the performance by the Corporation of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby and the fulfillment or compliance with the terms hereof and thereof, will not conflict with or constitute a violation or breach of or default (with due notice or the passage of time) under the constitution of the State of Colorado or under any applicable law, bylaw, administrative rule or regulation or any ordinance or any order, judgment or decree or any indenture, mortgage, deed of trust, lease, contract or other agreement or instrument to which the Corporation is a party or by which it or its properties are otherwise subject or bound, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Corporation or the District, which conflict, violation, breach, default, lien, charge or encumbrance would have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Operating Agreement, the Deed of

     Trust or the Reimbursement Agreement or the financial condition, assets, properties or operations of the Corporation or its properties.

          (f) No consent or approval of any trustee or holder of any indebtedness of the Corporation, and no consent, permission, authorization, order or license of, or filing or registration with, any governmental authority is necessary in connection with the execution and delivery of this Operating Agreement or the consummation of any transaction herein or therein contemplated, except as have been obtained or made and as are in full force and effect.

          (g) There is no action, suit, proceeding, inquiry or investigation before or by any court or federal, state, municipal or other governmental authority pending or, to the knowledge of the Corporation after reasonable investigation, threatened against or affecting the Corporation or the assets, properties or operations of the Corporation which, if determined adversely to the Corporation or its interests, would have a material and adverse effect upon the consummation of the transactions contemplated by or the validity of this Operating Agreement or upon the financial condition, assets, properties or operations of the Corporation, and the Corporation is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental authority, which default might have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Operating Agreement, or the financial condition, assets, properties or operations of the Corporation.

          (h) The Corporation covenants that it will comply with the requirements of all applicable laws, rules, regulations and orders of any sovereign or governmental authority having jurisdiction over the Corporation or the Project, non-compliance with which would materially adversely affect the ability of the Corporation to perform its obligations under this Operating Agreement, unless the same is being contested in good faith and by appropriate proceedings and such contest shall operate to stay the material adverse effect of any such noncompliance.

          (i) The Corporation will furnish to the Trustee, the Credit Enhancement Provider and the District as soon as possible and in any event within two Business Days after the discovery by any officer of the Corporation of any Event of Default (as such term is defined in the Indenture), a certificate of a Corporation Representative, setting forth the details of such Event of Default and the action, if any, which the Corporation proposes be taken with respect thereto.

          (j) The Corporation will take all action and do all things that it is authorized by law to take and do in order to perform and observe all covenants and agreements on its part to be performed and observed under this Operating Agreement.



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

          (k) The Corporation has determined that issuing the Series 1996 Bonds to purchase the Property and implement the financing of the Project will serve the public interest.

          (l) Upon termination of this Operating Agreement, the District shall be entitled to acquire title to the Property and all improvements thereon as herein provided; provided that the Deed of Trust securing the payment of principal of and interest on the Bonds shall continue to be a lien on the Property for so long as the Bonds remain outstanding within the meaning of the Indenture or obligations of the Corporation otherwise secured thereby remain unpaid.

          (m) The Corporation covenants and agrees to provide to the District, not later than September 1 of each year during the Term hereof, a budget for the Project for the ensuing calendar year.

          (n) The Corporation will, upon reasonable notice, and subject to applicable laws and regulations, permit any Person designated by the District, the Credit Enhancement Provider, or the Trustee in writing, at its own expense, to visit any of the properties of the Corporation during normal business hours to examine the books and financial records of the Corporation and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of the Corporation with the officers and employees of the Corporation, all at such reasonable times and as often as the District may reasonably request. The District, the Credit Enhancement Provider and the Trustee will each be obligated to keep confidential any information regarding the Corporation received pursuant to this subparagraph (n) unless the District, the Credit Enhancement Provider, or the Trustee is obligated by law to provide such information to a third party.

          (o) The Corporation hereby covenants and agrees that all activities undertaken by the Corporation will be executed in a cost-effective and efficient manner in order to assure that operation of the Corporation complies in all respects with the interest and purpose of the Corporation specified in the articles of incorporation and bylaws thereof.

          (p) The Corporation will execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the District or the Trustee all such instruments and documents as in the reasonable opinion of the District or the Trustee are reasonably required to carry out the intent and purposes of this Operating Agreement; provided, however, that the Corporation shall not be required to execute, acknowledge and deliver any such instruments and documents in the event that any such instruments or documents will have a material adverse impact on the rights of the Corporation under this Operating Agreement. The Corporation hereby covenants to execute and deliver such additional instruments and to perform such additional acts as may be reasonably required or, in the reasonable opinion of the District, the Trustee or the Credit Enhancement Provider to carry out the intent of this Operating Agreement or to perfect or give further assurances of any of the rights granted or provided for in this Operating Agreement.

          (q) Any certificate signed by a Corporation Representative and delivered pursuant to this Operating Agreement, the Intergovernmental Agreement or the Indenture shall be deemed a representation and warranty by the Corporation as to the statements made therein.

     Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DISTRICT. The District, as of the date hereof, represents, warrants and covenants and agrees as follows:

          (a) The District is duly established and organized as a quasi-municipal corporation and special district under and pursuant to the laws of the State of Colorado, with full legal right, power and authority under all applicable laws, including the laws of the State,
     (i) to enter into this Operating Agreement and the Intergovernmental Agreement, (ii) to be bound by the terms hereof and thereof, (iii) to perform its obligations hereunder and thereunder, (iv) to consummate the transactions contemplated by this Operating Agreement and the Intergovernmental Agreement, (v) to issue bonds and incur indebtedness, and (vi) to approve the organization of the Corporation and the issuance of the Bonds thereby.

          (b) This Operating Agreement and the Intergovernmental Agreement have been duly authorized, executed and delivered by the District and, subject to the effective dates of such agreements upon the due authorization, execution and delivery by all parties hereto and thereto, will constitute valid and binding obligations of the District, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by judicial discretion in the exercise of equitable remedies.

          (c) The representative of the District executing this Operating Agreement is fully authorized to execute the same.

          (d) The execution and delivery of this Operating Agreement and the Intergovernmental Agreement, the consummation of the transactions herein and therein contemplated and the fulfillment of or compliance with the terms and conditions hereof and thereof, will not conflict with or constitute a violation or breach of or default (with due notice or the passage of time or both) under the aforesaid constitution or under any applicable law or administrative rule or regulation, or any applicable court or administrative decree, order or judgment, or any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the District is a party or by which it or its properties are otherwise subject or bound, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the District, which conflict, violation, breach, default, lien charge or encumbrance would have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Operating Agreement and the Intergovernmental Agreement or the financial condition, assets, properties or operations of the District.

          (e) All necessary consents, permissions, authorization, orders or licenses of, or filing or registration with, any governmental authority necessary in connection with the execution and delivery of this Operating Agreement and the Intergovernmental Agreement or the consummation of any transaction contemplated herein or therein have been obtained or made and are in full force and effect as of the date of execution and delivery of this Operating Agreement.

          (f) There is no action, suit, proceeding, inquiry or investigation before or by any court or federal, state, municipal or other governmental authority pending or, to the knowledge of the District after reasonable investigation, threatened against or affecting the District or the assets, properties or operations of the District which, if determined adversely to the District or its interests, would have a material and adverse effect upon the consummation of the transactions contemplated by or the validity of this Operating Agreement or upon the financial condition, assets, properties or operations of the District, and the District is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental authority, which default might have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Operating Agreement or the Intergovernmental Agreement or the financial conditions, assets, properties or operations of the District.

          (g)  The District will deliver to the Trustee:

               (i) as soon as practicable and in any event within the time required by the Statutes of the State of Colorado, complete financial statements, all in reasonable detail and satisfactory in scope as to the contents thereof;

               (ii) promptly upon receipt thereof, a copy of each other report submitted to the District by its accountants in connection with any annual, interim or special audit or review by them of the books of the District; and

               (iii) with reasonable promptness, such other financial data as the Trustee or the Underwriter reasonably requests.

     Together with each delivery of financial statements required by clause
     (i) above, the District will deliver to the Trustee a certificate of a District Representative stating that there exists no Event of Default or Default hereunder or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the District proposes to take with respect thereto. The Underwriter is hereby authorized to deliver a copy of any financial statement delivered to it pursuant to this Section 2.2 to any regulatory body having jurisdiction over it. Notwithstanding the foregoing, in lieu of compliance with the provisions of paragraph 2.2(g), the District may comply with the terms and conditions of any continuing disclosure agreement required by the Underwriter in connection with the Series 1996 Bonds.

          (h) The District will, upon reasonable notice, and subject to applicable laws and regulations, permit any Person designated by the Corporation in writing, at its own expense, to visit any of the properties of the District during normal business hours to examine the books and financial records of the District and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of the District with the officials and employees of the District, all at such reasonable times and as often as the Corporation, the Credit Enhancement Provider or the Trustee may reasonably request. The Corporation, the Credit Enhancement Provider and the Trustee will each be obligated to keep confidential any information regarding the District received pursuant to this subparagraph (h) unless the Corporation, the Credit Enhancement Provider or the Trustee is obligated by law to provide such information to a third party.

          (i) The District will comply with the requirements of the Constitution, and all laws of the State of Colorado and of any governmental authority having jurisdiction over the District, non-compliance with which would materially adversely affect its ability to perform its obligations under this Operating Agreement, unless such requirements are contested in good faith and by appropriate proceedings and such contest shall operate to stay the material adverse effect of any such noncompliance.

          (j) The District covenants to furnish to the Corporation, the Credit Enhancement Provider and the Trustee as soon as possible and in any event within two Business Days after the discovery by any employee of the District of any Event of Default (as such term is defined herein) a certificate of a District Representative, setting forth the details of such Event of Default (as such term is defined herein) and the action which the District proposes to take with respect thereto; provided, however, that for purposes of this subparagraph (j), a default described in paragraph 11.1(b) hereof shall become an Event of Default only upon failure of the District to cure such Default within the period of grace permitted therein.

          (k) The District will take all action and do all things that it is authorized by law to take and do in order to perform and observe all covenants and agreements on its part to be performed and observed hereunder.

          (l) The District will execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the Corporation, the Credit Enhancement Provider or the Trustee all such instruments and documents as in the reasonable opinion of the Corporation, the Credit Enhancement Provider or the Trustee are reasonably required to carry out the intent and purposes of this Operating Agreement; provided, however, that the District shall not be required to execute, acknowledge and deliver any such instruments and documents in the event that any such instruments or documents will have a material adverse impact on the rights of the District under the Operating Agreement. The District hereby covenants to execute and deliver such additional instruments and to perform such additional acts as may be reasonably required or, in the opinion of the Corporation, the Credit Enhancement Provider or the Trustee, to carry out the intent of this Operating Agreement or to perfect or give further assurances of any of the rights granted or provided for in this Operating Agreement.

          (m) The District shall enforce the Intergovernmental Agreement for the benefit of the Corporation and the holders of the Bonds.

          (n) Any certificate signed by a District Representative and delivered pursuant to this Operating Agreement, the Intergovernmental Agreement or the Indenture shall be deemed a representation and warranty by the District as to the statements made therein.

                                    ARTICLE 3

                        ISSUANCE OF THE SERIES 1996 BONDS

              Section 3.1. THE SERIES 1996 BONDS. The Corporation has authorized and the District has approved the issuance of the Series 1996 Bonds pursuant to the Indenture. The Corporation has caused the proceeds of sale of the Series 1996 Bonds to be paid to the Trustee on the Closing Date for deposit pursuant to the terms and conditions of the Indenture.

              Section 3.2. ACQUISITION OF PROJECT. The Corporation will be responsible for the acquisition, construction and completion of the Project.

              Section 3.3. LIABILITY. All obligations of the Corporation incurred under the Indenture shall be general obligations of the Corporation, to which the Corporation has pledged the Trust Estate, including the Revenues, as provided in the Indenture. The Series 1996 Bonds, and the interest thereon, do not constitute a general obligation debt, multiple fiscal year financial obligation, liability, general or moral obligation or a pledge of the faith and the credit of the District, the Town of Castle Rock, Colorado, the State of Colorado (the "State") or any other political subdivision, within the meaning of any constitutional or statutory limitation or provision. Neither the State, the District nor any other political subdivision shall be liable thereon and in no event shall such Series 1996 Bonds be payable out of any funds or properties other than the Trust Estate. Neither the faith and credit nor the taxing power of the State, the Town of Castle Rock, Colorado, the District, or any other political subdivision, instrumentality or agency of the foregoing is pledged to the payment of the principal of the Series 1996 Bonds or the interest thereon or other costs incident thereto.

              Section 3.4. LIABILITY OF DISTRICT. The obligations of the District incurred hereunder shall constitute a multiple fiscal year financial obligation and pledge of the taxing power of the District, to the extent and as approved by the voters of the District at the election held November 7, 1995, subject to the limitation of Section 5.1(c) hereof.

              Section 3.5. OWNERSHIP OF PROJECT. As between the Corporation and the District, the Corporation will be the owner of the Property and the Project and the District shall have no fee title thereto until such time as a deed to all or any portion of the Property and the Project is delivered to the District as herein provided. So long as the District shall not be in default hereunder or during any period of grace permitted to the District to cure a default under Article 11 hereof, and until such time as the Corporation has transferred any Project facilities to the District as herein provided, the Corporation will be responsible for the operation of the Project in accordance with the terms hereof at all times and will be liable at all times during the Term hereof for all risk, loss and damage incurred with respect to the Project.

              Section 3.6.   [INTENTIONALLY OMITTED].

              Section 3.7. ADDITIONS AND CHANGES. The Corporation (or such instrumentality, authority or department as shall be designated by the Corporation) shall have full responsibility for the acquisition of the Property and completion of the Project, by such means and in such manner as shall be determined in the discretion of the Corporation, with the consent of the District.

              Section 3.8. AWARD OF CONTRACTS. The Corporation (or such instrumentality, authority or department as shall be designated by the Corporation) has executed or shall execute, or has awarded or shall award, contracts and subcontracts and has issued or shall issue purchase orders covering the acquisition and completion of the Project. The contracts, the purchase orders and the work orders for the work to be done are herein referred to as the "Project Contracts".

              Section 3.9. ADMINISTRATION OF CONTRACTS. The Corporation (or such instrumentality, authority or department as shall be designated by the Corporation) has had and will continue to have full responsibility for preparing, administering, amending and enforcing the Project Contracts and litigating or settling claims thereunder, and will be entitled to all warranties, guaranties and indemnities provided under the Project Contracts and by the applicable laws, except with respect to Project Contracts executed or to be executed in connection with Project facilities which have been transferred to the District.

                                    ARTICLE 4

                              USE OF PROCEEDS; TERM

              Section 4.1. USE OF PROCEEDS OF BONDS. The District hereby acknowledges that the Corporation will issue the Series 1996 Bonds and incur the indebtedness evidenced thereby (the aggregate principal amount of which includes the Costs of Issuance with respect thereto), in order to provide permanent financing for the Property in accordance with the Indenture.

              Section 4.2. TERM OF AGREEMENT. The Term of this Operating Agreement shall commence on the date specified in Section 5.1(d) as of the date the District is obligated to make Operating Agreement Payments and shall terminate on payment of all obligations secured by the Deed of Trust.

                                    ARTICLE 5

                          OPERATING AGREEMENT PAYMENTS

              Section 5.1.   OPERATING AGREEMENT PAYMENTS.

                   (a) The District hereby agrees to pay to the Corporation, its successors and assigns, the following (which are referred to herein as "Operating Agreement Payments"): (i) all Operations and Maintenance Expenses to the extent not paid from Revenue, and (ii) any deficiencies of Revenue required to pay obligations secured by the Deed of Trust, each within the limitations specified in the questions voted upon by the electors of the District on November 7, 1995. Operating Agreement Payments shall be due and payable within thirty (30) days after receipt of amounts collected therefor from the mill levy imposed by the District pursuant to paragraph (c) below. The District hereby acknowledges that the payments made under the Development Agreement shall constitute payments in lieu of taxes imposed because of the limitations described in paragraph (d) below, and the District approves the Development Agreement and consents to the release thereof to the extent of the imposition of the mill levy as described in paragraph (d) below.

                   (b) Overdue Operating Agreement Payments shall continue as an obligation of the District until the amount in default has been fully paid and shall bear interest at the rate of fifteen percent (15%) per annum.

                   (c) Any and all amounts payable by the District hereunder, including, but not limited to, amounts payable pursuant to the provisions of Sections 5.1(a) and 5.1(b) are limited to amounts
              (i) collected from a mill levy against taxable real and personal property within the District not to exceed 35 mills, and (ii) amounts collected by the District pursuant to the Intergovernmental Agreement. In the event amounts collected from such sources shall be insufficient in any year, the amount of such deficiency shall nevertheless be a continuing obligation of the District payable from such sources in subsequent years. The District hereby agrees, subject to the limitations of clause (i) above, to include in its annual certification to the Board of County Commissioners of Douglas County, Colorado, a mill levy sufficient, when combined with other revenues reasonably anticipated to be available, to satisfy its obligations hereunder. In the event of a change in the method for determining assessed value or the ratio of valuation for assessment, the maximum mill levy shall be adjusted to account for such revision so that the taxes certified by the District shall be determined as if such change had not occurred. The District hereby agrees to take reasonable steps to enforce the Intergovernmental Agreement and the Development Agreement.

                   (d) The obligations of the District to make any Operating Agreement Payments from mill levy collections shall be enforceable as of the date that either (i) the Town of Castle Rock, Colorado shall have approved an amendment to the service plan specifically authorizing the above-described mill levy imposition, or (ii) the District shall have received an opinion acceptable to the District of counsel acceptable to the District that such mill levy may be imposed without regard to any service plan amendment.

              Section 5.2. FAIR VALUE. The District hereby determines that the Operating Agreement Payments payable during the Term hereof shall be paid by the District during the Term hereof for and in consideration of the benefit provided by the Project during such Term. In making such determination, consideration has been given to the costs of the completion of the Project by the Corporation, the other obligations of the parties under this Operating Agreement, the uses and purposes which may be served by the Project, the benefits therefrom which will accrue to the District and the general public, and the cost of providing alternative service contracts by the District.

              Section 5.3. TITLE PROVISIONS. During the Term of this Operating Agreement, the Corporation shall hold title to and ownership of each of the Project facilities and any and all additions thereto which comprise repairs, replacements, modifications, improvements and substitutions until such Project facility is transferred to the District. The District hereby agrees that any damage to the Project that would materially impact the operation of the Project that is occasioned by the removal of fixtures and improvements shall be promptly repaired. Notwithstanding anything to the contrary herein, it is understood that title to personal property permanently attached to the Project by the District or any other entity, instrumentality, authority or department of the District shall become a part of the Project.

                                    ARTICLE 6

                    MAINTENANCE; TAXES; PROJECT IMPROVEMENTS;
                          INSURANCE; AND OTHER MATTERS

              Section 6.1. MAINTENANCE, UTILITIES, TAXES AND ASSESSMENTS. The Corporation and the District each agree that during the term of this Operating Agreement it will itself at its own expense or will cause others to (a) keep the Project facilities which it owns in as reasonably safe condition as its operations will reasonably permit, and (b) keep the Project facilities which it owns in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof, which may be necessary for this purpose, so that the Project facilities which it owns will remain suitable and efficient for use of the character described in and contemplated by the Indenture.

              Throughout the Term of this Operating Agreement all improvement, repair and maintenance of the Project facilities shall be the responsibility of the party owning such facilities, and such party shall pay for or otherwise arrange for the payment of all utility services supplied to such facilities, which may include, without limitation, cleaning services, maintenance, security, power and electricity, gas, telecommunications and radio equipment and all utilities and services supplied to or in connection with the Project, and shall pay for or otherwise arrange for the payment of the cost of the repair and replacement of such facilities or any part thereof resulting from ordinary wear and tear.

              Each party shall also pay or cause to be paid, without abatement, deduction or offset, all property taxes and general and special assessments (collectively, "property taxes") of any type or nature levied, assessed or charged by an authorized governmental authority to and against the Project facilities which it owns, the improvements thereto from time to time and the respective interests or estates therein; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, each party shall be obligated to pay only such installments as are required to be paid during the Term of this Operating Agreement as and when the same become due.

              The foregoing provisions are not a limitation on the obligations of the District to pay Operating Agreement Payments to the Corporation.

              Each party may, at its expense and in its name, in good faith contest any such taxes, assessments, utility and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless, by nonpayment of any such items, the Project or any part thereof will be subject to loss or forfeiture, in which event the responsible party shall promptly pay such taxes, assessments or charges or provide full security against any loss which may result from nonpayment, in form satisfactory to the Credit Enhancement Provider and the Trustee.

              Any payments by the Corporation of the foregoing amounts with respect to Recreational Facilities shall be considered Operating Agreement Payments due from the District hereunder.

              Section 6.2. MODIFICATION OF PROJECT. The District shall have the right to (but shall not be obligated to), at its own expense, remodel the Project or to make additions, modifications and improvements to the Project. Except as otherwise provided in Section 5.3 and Section 6.5 hereof, all such additions, modifications and improvements shall thereafter comprise part of the Project, and shall be subject to the provisions of this Operating Agreement. Such additions, modifications and improvements shall not in any way damage the Project or cause the Project to be used for purposes other than those authorized under the provisions of applicable federal or state law or the Code; and the Project, upon completion of any additions, modifications and improvements made thereto pursuant to this Section, shall be of a value which is not less than the value of the Project immediately prior to the making of such additions, modifications and improvements. The District will not permit any mechanics or other liens to be established or remain against the Project for labor or materials furnished in connection with any additions, modifications, improvements, repairs, renewals or replacements made by the District pursuant to this Section; provided that if any such lien is established and the District shall first notify or cause to be notified the Corporation and the Trustee of the District's intention to do so, and shall provide the Corporation with full security against any loss or forfeiture which might arise from the nonpayment of any such item, in form satisfactory to the Corporation the District may in good faith contest any lien filed or established against the Project, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom . The Corporation will cooperate fully in any such contest, upon the request and at the expense of the District.

              Section 6.3. LIABILITY AND PROPERTY DAMAGE INSURANCE. The Corporation is obligated, under the Indenture, to provide insurance with respect to the Project as therein provided. All costs and expenses of the Corporation with respect to Recreational Facilities shall be Operating Agreement Payments due from the District hereunder.

              Section 6.4. ADVANCES. If the District shall fail to perform any of its obligations under this Article 6, the Corporation or the Trustee may, but shall not be obligated to, take such action as may be necessary to cure such failure, including the advancement of money, and the District shall be obligated to repay all such advances as soon as possible, with interest at a rate of twelve percent (12.00%) per annum from the date of the advance to the date of repayment.

              Section 6.5. INSTALLATION OF PERSONAL PROPERTY. The District may at any time and from time to time, in its sole discretion and at its own expense, install or permit to be installed items of equipment or other personal property in or upon the Project which are not permanently attached to the Project. All such items shall remain the sole property of the District, in which neither the Corporation nor the Trustee shall have any interest, and may be modified or removed by the District at any time provided that the District shall repair and restore any and all damage to the Project resulting from the installation, modification or removal of any such items. Nothing in this Operating Agreement shall prevent the District from purchasing or leasing items to be installed pursuant to this Section under a lease or conditional sale agreement, or subject to a vendors lien or security agreement, as security for the unpaid portion of the purchase price thereof, provided that no such lien or security interest shall attach to any portion of the Project.

              Section 6.6. CONSTRUCTION OF ALTERNATIVE FACILITIES. The District agrees that it will not, during the Term hereof, acquire or construct an alternate facility to serve substantially the same function as served by the Project, and that it will not approve the issuance of bonds, notes or other obligations of another nonprofit corporation to be applied to acquire or construct such a facility, except as described in clause (iii) of Section 6.7 hereof.

              Section 6.7. SECURITY INTEREST PROHIBITED. Neither the District nor the Corporation shall, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to all or any portion of the Project or the Revenues, other than
(i) the respective rights of the Corporation, the District, the Credit Enhancement Provider and the Trustee as herein and in the Indenture, the Deed of Trust and the Reimbursement Agreement provided, (ii) Permitted Encumbrances described in the Deed of Trust, and (iii) subordinate mortgages, pledges, liens, charges, encumbrances or claims the proceeds of which are used to develop Recreational Facilities on the Property which are approved by the Credit Enhancement Provider, and which are permitted pursuant to the Indenture. Except as expressly provided in this Operating Agreement, the Corporation and the District shall promptly, at their own expenses, take such action as may be necessary to duly discharge or remove any such mortgage, pledge, lien, charge, encumbrance or claim, for which it is responsible, if the same shall arise at any time. The District shall reimburse the Corporation for any expense incurred by it in order to discharge or remove any such mortgage, pledge, lien, charge, encumbrance or claim.

                                    ARTICLE 7

                     DAMAGE, DESTRUCTION AND EMINENT DOMAIN;
                                 USE OF PROCEEDS

              Section 7.1. DAMAGE, DESTRUCTION AND EMINENT DOMAIN. Unless the District shall have exercised its option to terminate this Agreement pursuant to any provision of Article 12 hereof, if prior to full payment of the Series 1996 Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture) (i) the Project or any portion thereof is damaged or destroyed (in whole or in part) by fire or other casualty or (ii) title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the District shall be obligated to continue to pay all Operating Agreement Payments with no abatement or reduction in such amounts whatsoever.

              Section 7.2. APPLICATION OF PROCEEDS. The proceeds of any award resulting from any damage to or destruction or condemnation of the Project shall be deposited with the Trustee, as described and provided for in the Indenture.

              Section 7.3. NO ABATEMENT OF OPERATING AGREEMENT PAYMENTS IN THE EVENT OF DAMAGE OR DESTRUCTION. The amount of Operating Agreement Payments for the Project shall not be abated or diminished during any period in which by reason of damage or destruction there is substantial interference with the use by the District of the Project, or any portion thereof or for any other reason whatsoever; provided, however, that if any insurance proceeds shall be deposited with the Trustee under the Indenture, they shall be treated as Revenues and credited against Operating Agreement Payments due and payable hereunder to the extent applied to the payment of principal of or interest on the Bonds or to reimburse the Credit Enhancement Provider with respect to amounts drawn under the Credit Enhancement and so applied. In the event of any such damage or destruction, this Operating Agreement shall nonetheless continue in full force and effect and the District waives any right to terminate this Operating Agreement by virtue of any such damage and destruction.

                                    ARTICLE 8

                        DISCLAIMER OF WARRANTIES; ACCESS

              Section 8.1. DISCLAIMER OF WARRANTIES. The Corporation makes no warranty or representation, either express or implied, as to the value, design, condition, merchantability or fitness for any particular purpose of, or the fitness for the use contemplated by the District of, the Project or any portion thereof, or any other representation or warranty with respect to the Project or any portion thereof or that the Project will be suitable for the purposes or needs of the District. In no event shall the Corporation or the Trustee be liable for incidental, indirect, special or consequential damages, in connection with or arising out of this Operating Agreement or the Indenture for the acquisition, construction, existence, furnishing, functioning or District's use of the Project.

              Section 8.2.   RIGHTS OF ACCESS.  Subject to the provisions of
Section 2.2(h) hereof, the District and the Corporation agree that any Corporation Representative or District Representative or any officer of the Trustee shall have the right at all reasonable times to enter upon and to examine and inspect the Property and the Project. The District and the Corporation further agree that any such Corporation Representative or District Representative or officer shall have such rights of access to the Project as may be reasonably necessary to cause the proper maintenance of the Property and the Project in the event of failure by the District or the Corporation to perform its respective obligations hereunder and provided the District shall not have cured such failure within the period of grace permitted by Section 11.1(b) hereof.

              Section 8.3. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Corporation and the District agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the expressed intention of this Operating Agreement, including repayment of the Series 1996 Bonds; provided, however, that neither the Corporation nor the District shall be required to execute, acknowledge and deliver any such supplements or instruments in the event that any such supplements or instruments will have a material adverse impact on the respective rights of either of the parties hereto.

              Section 8.4. CORPORATION AND DISTRICT REPRESENTATIVES. Whenever under the provisions of this Operating Agreement the approval of the Corporation or the District is required or the Corporation or the District is required to take some action at the request of the other, such approval or such request shall be given for the Corporation by a Corporation Representative and for the District by a District Representative and any party hereto and the Trustee shall be authorized to act on any such approval or request.

                                    ARTICLE 9

                      ASSIGNMENT, SUBLEASING AND AMENDMENT

              Section 9.1. ASSIGNMENT BY THE CORPORATION. The Corporation's rights under this Operating Agreement (except for the Corporation's rights under Section 11.3 hereof), including the right to receive and enforce payment of the Operating Agreement Payments to be made by the District under this Operating Agreement, may be assigned by the Corporation to the Trustee or the Credit Enhancement Provider without the consent of the District.

              Section 9.2. ASSIGNMENT BY THE DISTRICT. This Operating Agreement may be assigned as a whole or in part, by the District with the written consent of the Corporation, the Credit Enhancement Provider and the Trustee (which consents shall not be unreasonably withheld), subject, however, to each of the following conditions:

                   (a) No assignment shall relieve the District from primary liability for any obligations hereunder, and in the event of any such assignment the District shall continue to remain primarily liable for payment of the amounts specified in Sections 5.1 and 8.3 hereof and for performance and observance of each of the other agreements to be performed and observed by the District to the same extent as though no assignment had been made.

                   (b) In the case of an assignment, the assignee shall assume the obligations of the District hereunder to the extent of the interest assigned.

                   (c) The District shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Corporation and the Trustee a true and complete copy of each such assumption or assignment as the case may be.

                   (d) No such assignment by the District shall cause the Project to be used for a purpose other than as may be authorized under applicable law and under the Indenture and the Reimbursement Agreement.

              Section 9.3. AMENDMENT OF THIS OPERATING AGREEMENT. Without the written consent of the Credit Enhancement Provider and the Trustee, the Corporation and the District will not alter, modify or cancel, or agree or consent to alter, modify or cancel this Operating Agreement.

                                   ARTICLE 10

                               FURTHER AGREEMENTS

              Section 10.1. MAINTENANCE OF POWERS; SUCCESSORS OF CORPORATION. The Corporation will at all times use its best efforts to maintain the powers, functions, duties and obligations now reposed in it or assure the assumptions of its obligations hereunder by any instrumentality, authority, public agency or political subdivision succeeding to its powers.

              Section 10.2.  TAX-EXEMPT STATUS OF BONDS.

                   (a) The Corporation and the District each hereby covenants, represents and agrees that (i) the Corporation and the District will not take or permit any action to be taken that would adversely affect the exclusion from gross income tax for federal income tax purposes of the interest on the Series 1996 Bonds and, if it should take or permit any such action, the Corporation and the District shall take all lawful actions that it can take to rescind such action promptly upon having knowledge thereof; and
              (ii) the Corporation and the District will take such action or actions, including amending this Operating Agreement, as may be reasonably necessary in the opinion of bond counsel, to comply fully with all applicable rules, rulings, policies, procedures, regulations or other official statements promulgated or proposed by the Department of the Treasury or the Internal Revenue Service pertaining to obligations the interest on which is excluded from gross income for federal income tax purposes and to comply with applicable law.

                   (b) The District hereby covenants and represents to the Corporation, and, based upon said covenant and representation, the Corporation and the District jointly and severally covenant for the benefit of all purchasers and holders of the Series 1996 Bonds from time to time outstanding that, as long as any of the Series 1996 Bonds remain outstanding, moneys on deposit in any fund or account in connection with the Series 1996 Bonds, whether such moneys were derived from the proceeds of the sale of the Series 1996 Bonds or from any other sources, and whether held by the Trustee pursuant to the Indenture or by any other person pursuant to any other arrangement, will not be used in a manner which will cause the Series 1996 Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code and any regulations promulgated or proposed thereunder, and the District and the Corporation further covenant to comply with the requirements of said Section 148 of the Code and any regulations promulgated or proposed thereunder.

                   (c) The Corporation and the District covenant that neither of them will enter into any agreement which would result in the payment of principal or interest on the Series 1996 Bonds being "federally guaranteed" within the meaning of Section 149(b) of the Code.

                   (d) The Corporation and the District hereby covenant that neither the District, the Corporation nor any "related person" (as defined in Section 147(a) of the Code) has acquired, pursuant to any arrangement, formal or informal, any of the Bonds, and further covenant that the District, the Corporation and any such "related person" shall not acquire, pursuant to any arrangement, formal or informal, any of the Series 1996 Bonds, provided however, that Series 1996 Bonds may be purchased by a "related person" so long as such purchase complies with the Code.

                   (e) The Corporation and the District hereby covenant and agree to comply with the requirements specified in IRS Revenue Procedure 82-26. Specifically, the Corporation and the District warrant, represent and covenant that:

                        (i) The Corporation is a Colorado not-for-profit corporation which is an instrumentality of the District as defined in Section 3.041(a) of Revenue Procedure 82-26 and Revenue Ruling 57-128, none of whose income will inure to a private person.

                        (ii) Upon retirement of the Series 1996 Bonds, the
                             District will acquire unencumbered fee title to the Project pursuant to a resolution of the District adopted prior to the date of this Agreement approving such acquisition.

                       (iii) All proceeds of the Series 1996 Bonds
                             (excluding costs of issuance) and income from the investment thereof will be applied solely to the costs of acquiring the Property, constructing improvements for Recreational Facilities on the Property, and paying any interest accruing on the Series 1996 Bonds during the period that the Property is being held unimproved prior to the development of Recreational Facilities thereon and during the period Recreational Facilities are being constructed thereon. All such proceeds are reasonably anticipated to be used for such purposes. Any such proceeds which remain after the Property has been acquired and construction of Recreational Facilities on the Property has been completed or abandoned will be used by the Trustee pursuant to the Indenture solely to redeem Series 1996 Bonds on the earliest date upon which they can be called without premium pursuant to the Indenture or otherwise applied to pay principal upon the Series 1996 Bonds.

                        (iv) The District and the Related Districts have
                             approved by resolutions adopted no more than one year prior to the date of the issuance of the Series 1996 Bonds the creation of the Corporation, the issuance of the Series 1996 Bonds, and the imposition of payments in lieu of taxes pursuant to the Development Agreement.

                        (v) The Corporation, the District and the Related Districts will take all reasonable efforts and proceed diligently to secure all necessary approvals for construction and financing of the Recreational Facilities on the Property described in the Residential and Golf Course Market Analysis and Revenue Procedure prepared by THK Associates, Inc. for the Corporation dated February 12, 1996. All obligations incurred to finance such improvements or otherwise improve the Property will be discharged no later than the latest maturity date of the Series 1996 Bonds. The Corporation and the District will not consent to the extension of the maturity of the Series 1996 Bonds or any other financing regarding the Project.

                        (vi) The proceeds of all casualty insurance regarding
                             the Project will be used either to restore the Recreational Facilities or to retire the Series 1996 Bonds or other financing for the Recreational Facilities.

              Section 10.3. NOTICE OF CERTAIN EVENTS. The District hereby covenants to advise the Corporation, the Credit Enhancement Provider and the Trustee promptly in writing of the occurrence of any Event of Default hereunder or any event which, if such event is not cured within a permitted period of grace, would constitute an Event of Default hereunder, specifying the nature and period of existence of such event and the actions being taken or proposed to be taken with respect thereto. In addition, the District hereby covenants to advise the Corporation, the Credit Enhancement Provider and the Trustee promptly in writing of the occurrence of any default hereunder.

              Section 10.4. NO UNTRUE STATEMENTS. This Operating Agreement does not contain, to the best of the Corporation's and the District's knowledge, any untrue statement of a material fact as of the date hereof and as of the date of issue of the Bonds. It is specifically understood by the District that all such statements, representations and warranties made by the District shall be deemed to have been relied upon by the Corporation as an inducement to enter into this Operating Agreement and that if any such statements, representations and warranties were materially incorrect at the time they were made or as of the date of issue of the Bonds, the Corporation may consider any such misrepresentation or breach an Event of Default.

              Section 10.5. CERTAIN MATTERS REGARDING ANY AGREEMENTS, COVENANTS AND WARRANTIES RELATING TO TAX EXEMPTION. The District and the Corporation recognize that the exclusion from gross income for federal income tax purposes of the interest to be paid on the Series 1996 Bonds is dependent upon the District's and the Corporation's compliance with certain provisions of the Code. The Corporation and the District represent and covenant that:

                   (a) As prohibited by Section 142(c)(2) of the Code, no proceeds of the Series 1996 Bonds shall be used for any of the following purposes:

                        (i) any lodging facility, within the meaning of the Code;

                        (ii) any retail facility (including food and beverage
                             facilities) in excess of a size necessary to serve the general public and users and employees at the Project;

                       (iii) any retail facility (other than parking) for
                             passengers or the general public located outside the Project;

                        (iv) any office building for individuals who are not
                             employees of a governmental unit or of the Corporation;

                        (v)  any industrial park; or

                        (vi) any manufacturing facility within the meaning of
                             Section 144 of the Code.

                   (b) The proceeds from the sale of the Series 1996 Bonds will be used only for payment of certain Costs of Issuance of the Series 1996 Bonds and costs of acquiring the Property, and will not be used to provide working capital for the Corporation, the District or any affiliate thereof as provided in Section 10.2(e) above.

                   (c) The District will not permit or cause any state or local governmental unit, nor any constituted authority or instrumentality empowered to issue obligations by or on behalf of any state or local governmental unit, to issue obligations under Sections 140 through 150 of the Code, the proceeds of which will be loaned to or used by the District or any related person (as defined under Section 147(a)(2) of the Code) during the period commencing on the date of issuance of the Series 1996 Bonds and ending thirty (30) days thereafter.

                   (d) All of the information, representations and warranties contained in the tax certificates of the Corporation or the District in connection with the issuance of the Series 1996 Bonds, are reaffirmed and incorporated herein by this reference as if fully set forth at this point.

                   (e) The District shall not take or omit to take or allow any person to take or omit to take any action which will adversely affect the exclusion from gross income for federal income tax purposes of interest on the Series 1996 Bonds.

                   (f) The District agrees and covenants that any and all agreements which the District enters into, from time to time, with any entity by which agreement such entity shall sublease, operate or manage the Project, shall be in such form which will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Series 1996 Bonds. Any such agreement shall provide for cancellation by the Corporation or the District on not more than ninety (90) days' notice.

                   (g) None of the proceeds of the Series 1996 Bonds have been or will be used to finance or be used to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

                   (h) The Corporation and the District hereby certify each to the other that neither the District nor the Corporation have been notified of any listing or proposed listing of either of them by the Internal Revenue Service as a bond issuer whose arbitrage certifications may not be relied upon.

                                   ARTICLE 11

                         EVENTS OF DEFAULT AND REMEDIES

              Section 11.1. EVENTS OF DEFAULT. Each of the following shall be and constitute an "Event of Default" by the District and a breach of this Operating Agreement:

                   (a) Failure by the District to pay any Operating Agreement Payment when due and payable hereunder, and the continuation of any such failure for a period of three (3) Business Days after any such payment is due, unless such failure occurs as the result of the application of Section 5.1(c) hereof;

                   (b) Failure by the District to pay when due any other amounts required to be paid by the District under this Operating Agreement, unless such failure occurs as the result of the application of Section 5.1(c) and (d) hereof or to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (a) or (b) of this Section 11.1 and other than a failure to comply with Section 2.2(j) hereof) contained herein or in documents executed in connection herewith on the part of the District to be observed or performed, which failure shall continue for a period of thirty (30) days after written notice thereof, specifying such failure and requesting that it be remedied, shall have been given to the District by the Corporation, the Trustee or the Credit Enhancement Provider by first class mail or hand delivery, any of which may give such notice in their discretion, unless the Person giving such notice shall agree in writing to an extension of such thirty day period prior to expiration; provided, however, that the Corporation, the Trustee and the Credit Enhancement Provider, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the District within such period, is being diligently pursued, and can be continued and completed in such manner as to not adversely affect the rights of the Registered Owners of the Bonds, the Credit Enhancement Provider or the normal operations of the Project or the use thereof for the purposes for which such operations are and were originally intended;

                   (c) The District shall (i) apply for or consent to the appointment of or taking of possession by a receiver, trustee, custodian, liquidator or other similar official of itself or of all or a substantial part of its properties or assets, (ii) admit in writing its inability to pay its debts as they become due or generally become unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, or (iv) commence a voluntary case as debtor under the federal bankruptcy laws (whether under any Title of the United States Code or otherwise under any federal law) as now or hereafter constituted or file a petition seeking to take advantage of any other law relating to bankruptcy, reorganization, insolvency, winding up, or composition or adjustment of debts, or acquiesce in writing to, or fail to controvert in a timely manner, a petition filed against it in any involuntary case under such federal bankruptcy laws, as the case may be, or any action shall be taken by it for the purpose of effecting any of the foregoing;

                   (d) A case or proceeding shall be commenced, without the application or consent of the District in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of the District, or the appointment of a receiver, trustee, custodian, liquidator or any similar official of the District or of all or a substantial part of the assets of the District, or similar relief with respect to the District under any federal laws relating to bankruptcy (including under any Title of the United States Code or otherwise under any federal law), insolvency, liquidation, reorganization, winding up, or composition or adjustment of debts, shall be commenced against the District and such case or proceeding shall continue undismissed or unstayed and in effect for any period of 60 consecutive days, or an order for relief against the District shall be entered in an involuntary case under such federal or other bankruptcy laws;

                   (e) If (i) the District is adjudged insolvent by a court of competent jurisdiction, or (ii) an order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of the District, a receiver, trustee or custodian of the District or of the whole or any part of its property and any of the aforesaid adjudications, orders, judgments or decrees shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

                   (f) If, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the District or of the whole or any substantial part of the property of the District and such custody or control shall not be terminated within 60 days from the date of assumption of such custody or control; or

                   (g) Any warranty, representation or other statement of the District contained in this Operating Agreement or in any instrument furnished in compliance with or in reference to this Operating Agreement shall prove to have been false or misleading in any material respect on the date as of which it was made.

              In case the Corporation (or the Credit Enhancement Provider, as the assignee of the Corporation) shall have proceeded to enforce any right under this Operating Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Corporation or the Trustee, then and in every such case the District, the Corporation, the Trustee and the Credit Enhancement Provider shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the District, the Corporation, the Trustee and the Credit Enhancement Provider shall continue as though no such proceeding had been taken, but subject to the limitations of any such adverse determination.

              Section 11.2. REMEDIES ON DEFAULT. Whenever any Event of Default referred to in Section 11.1 hereof shall have occurred and be continuing:

              (a) The Corporation, the Trustee and the Credit Enhancement Provider shall have the right (i) to inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the District during regular business hours of the District if reasonably necessary in the opinion of the Trustee, the Credit Enhancement Provider, or the Corporation, and (ii) to take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the District under this Operating Agreement.

              (b) In case the District shall fail forthwith to pay such amounts upon such demand, the Credit Enhancement Provider shall be entitled, following payment of the Bonds or provision therefor, as provided in the Indenture, to liquidate and sell investments held by the Credit Enhancement Provider or the Trustee in any account within the Bond Fund and apply the proceeds thereof to payment of such amounts and the Credit Enhancement Provider shall further be entitled and empowered to otherwise institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the District and collect in the manner provided by law out of the property of the District the moneys adjudged or decreed to be payable.

              (c) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the District under federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the District or in the case of any other similar judicial proceedings relative to the District, or to the creditors or property of the District, the Corporation, the Trustee or the Credit Enhancement Provider shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount due and payable hereunder (including amounts due upon acceleration), including interest owing and unpaid in respect thereof and for any other amounts then due and payable hereunder and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Corporation, the Trustee or the Credit Enhancement Provider allowed in such judicial proceedings relative to the District, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, the Corporation and the Credit Enhancement Provider, as their respective interests appear, including without limitation any amount due for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

              (d) The District hereby agrees and consents that in conjunction with the exercise of any remedies provided in this Operating Agreement, with respect to any dispute relating to this Operating Agreement that service of process on the District may be made by either personally serving such process on any member of the Board of Directors of the District or by mailing such service of process, by registered mail, return receipt requested, to any member of the Board of County Commissioners of the District, or such service of process may be made on any such member of the Board of Directors or on the District in any manner then permitted by law.

              (e) Any amounts collected pursuant to action taken under this
Section 11.2 shall be applied in accordance with the provisions of the Indenture and the Reimbursement Agreement.

              (f) The foregoing provision of this Section 11.2 are subject to the limitation that the Trustee shall be entitled to exercise its rights under this Operating Agreement, other than the rights specified in clause (a)(i) above, only if the Credit Enhancement Provider has failed to provide payments to the Trustee pursuant to the Credit Enhancement, or if the Trustee's failure to exercise such rights could be anticipated to materially adversely effect the holders of the Series 1996 Bonds.

              Section 11.3. ATTORNEYS' FEES AND EXPENSES. If an Event of Default hereunder occurs and if the Corporation or the Credit Enhancement Provider should employ attorneys or incur other expenses for the collection of moneys or the enforcement or performance or observance of any obligation or agreement on the part of the District herein contained, the District agrees that it will on demand pay to the Corporation or the Credit Enhancement Provider, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred, including those incurred in connection with court appeals. If an Event of Default hereunder occurs and if the District should employ attorneys or incur other expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Corporation herein contained, the Corporation agrees that in the event the District prevails in such enforcement or performance or observance of such obligation or agreement on the part of the Corporation, the Corporation will on demand pay to the District the reasonable fees of such attorneys and such other expenses so incurred, including those incurred in connection with court appeals, provided that the Corporation shall then have its own funds to make such payments, and provided further that at no time shall any part of the Trust Estate (including any Revenues) be used or deemed to be available to be used to make payment of any fees or expenses described in this sentence.

              Section 11.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Corporation, the Trustee or the Credit Enhancement Provider is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Operating Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Corporation, the Trustee or the Credit Enhancement Provider to exercise any remedy reserved to any of them in this
Article 11, it shall not be necessary to give any notice, other than such notice as may be expressly required by this article or by law. Subject to the terms of the Indenture, such rights and remedies as are given the Corporation hereunder shall also extend to the Credit Enhancement Provider, the Trustee and to Owners of the Bonds, and the Credit Enhancement Provider, the Trustee and the Owners of the Bonds shall be entitled to the benefit of all covenants and agreements herein contained.

              Section 11.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Operating Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be deemed as being established hereunder through conduct, custom, course of dealing, or trade or public usage. Due to the nature of the assignment of certain of the Corporation's rights and interests hereunder to the Trustee and the Credit Enhancement Provider, the Corporation shall have no power to waive any default hereunder by the District in respect of such rights and interest without the express prior written consent of the Trustee and the Credit Enhancement Provider and the Credit Enhancement Provider and the Trustee may exercise any of the rights of the Corporation hereunder, subject to the limitations of the last paragraph of Section 11.2 hereof.

              Section 11.6. CREDIT ENHANCEMENT PROVIDER AND TRUSTEE TO EXERCISE RIGHTS. Such rights and remedies as are given to the Corporation under this
Article 11 have been assigned by the Corporation to the Credit Enhancement Provider and the Trustee under an assignment hereof, to which assignment the District hereby consents.

                                   ARTICLE 12

                              OPTION TO TERMINATE

              Section 12.1. OPTIONS TO TERMINATE; OPTIONAL REDEMPTION. The District shall have, and is hereby granted, the following options to terminate the Term of this Agreement:

                   (a) At any time prior to full payment of the Series 1996 Bonds, the District may make provision for payment of the Series 1996 Bonds in accordance with the provisions of the Indenture, and the District may terminate the Term of this Agreement, regardless of whether the Series 1996 Bonds are then subject to optional redemption, (A) by paying to Trustee an amount which, when added to all amounts then on deposit in the Bond Fund, will be sufficient to pay, retire and redeem all the Outstanding Series 1996 Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal of the Outstanding Series 1996 Bonds and interest to maturity or earliest applicable redemption date, as the case may be, and premium, if any, expenses of redemption and all fees and expenses of the Trustee and the District) and, in case of redemption, by giving notice and making arrangements satisfactory to the Trustee for the giving of the required notice of redemption under the Indenture, (B) by giving the Corporation, the Trustee and the Credit Enhancement Provider notice in writing of such termination, and (C) by paying all amounts unpaid under the Reimbursement Agreement and the Deed of Trust, and such termination shall forthwith become effective.

                   (b) After full payment of the Series 1996 Bonds (or provision for payment thereof having been made in accordance with the provisions of Article IX of the Indenture), and after payment of all amounts arising under the Reimbursement Agreement and the Deed of Trust, the District may terminate the Term of this Agreement by giving the Corporation, the Trustee and the Credit Enhancement Provider notice in writing of such termination and such termination shall forthwith become effective.

                   (c) The prepayment amount payable by the District in the event of any prepayment to be made pursuant to subsections (a) or
              (b) of this Section 12.1 shall be the sum of the following:

                        (i) An amount of money which, when added to amounts then on deposit in the Redemption Fund, will be sufficient to retire and redeem all the then Outstanding Series 1996 Bonds in the manner required by the Indenture and on the earliest possible date after notice of redemption is given as provided in the Indenture, whether or not such date is an Interest Payment Date, including, without limitation, the principal amount thereof, all interest to accrue to said redemption date, the applicable redemption premium and expenses, if any, plus

                        (ii) An amount of money equal to the administrative fees
                   and expenses of the Trustee and the Corporation accrued and to accrue until such final payment and redemption or purchase of the Series 1996 Bonds, plus

                        (iii) An amount equal to all amounts then accrued and
                   to accrue until such final payment and redemption or purchase of the Series 1996 Bonds, plus

                        (iv) An amount of money equal to all sums then due the
                   Corporation under this Agreement, plus

                        (v) To the extent not included in the foregoing, an amount sufficient to pay all obligations under the Reimbursement Agreement and the Indenture.

              Section 12.2. EXTRAORDINARY TERMINATION OPTION. The District shall have, and is hereby granted, the extraordinary option to terminate this Agreement upon prepayment of the amounts sufficient to provide for the full payment of the Series 1996 Bonds (or to make provision for such payment in accordance with the provisions of the Indenture) and all amounts due under the Reimbursement Agreement and the Deed of Trust, upon the occurrence of any of the events set forth in Section 9.10(b) or (c) of the Indenture.

              To exercise such option, the District shall, within sixty (60) days following the event authorizing or requiring such prepayment, give written notice to the Corporation and to the Trustee, and shall specify therein the date for prepayment of the Series 1996 Bonds and specifying the date redemption of the Series 1996 Bonds is to be made from such prepayment, subject, however, to the provisions for the deposit of proceeds of condemnation awards, or other available money held by the Trustee under the Indenture, as set forth in the Indenture. Provision shall be made for redemption of the Series 1996 Bonds in accordance with the express provisions of the Indenture, and the District shall in all respects make arrangements satisfactory to the Trustee for the giving of the required notice of redemption in accordance therewith.

              Section 12.3. RIGHT TO ACQUIRE. The District is hereby granted the right to obtain, at any time, unencumbered fee title and exclusive possession of property (including the Project) financed by obligations of the Corporation (including the Bonds and obligations arising under the Reimbursement Agreement), and any additions to such property, by (1) placing into escrow an amount that will be sufficient to defease such obligations, and (2) paying reasonable costs incident to the defeasance, in the manner provided in Sections
12.1 or 12.2 hereof. The District, at any time before its defeases such obligations, shall not agree or otherwise be obligated to convey any interest in such property to any person (including the United States of America or its agencies or instrumentalities) for any period extending beyond or beginning after the District defeases such obligations. In addition, the District shall not agree or otherwise be obligated to convey a fee interest in such property to any person who was a user thereof, (or a related person) before the defeasance within 90 days after the District defeases such obligations.

              Section 12.4. UNENCUMBERED TITLE. If the District exercises its option under Section 12.3, the Corporation shall immediately cancel all encumbrances on such property, including any leases and management agreements. Any lease, management contract, or similar encumbrance on such property will be considered immediately cancelled if the lessee, management company, or other user vacates such property within a reasonable time, generally not to exceed 90 days, after the date the District exercises its rights under Section 12.3. Encumbrances that do not significantly interfere with the enjoyment of such property, such as most easements granted to utility companies, are not considered encumbrances for purposes of this Section 12.4 or for purposes of Section 12.6.

              Section 12.5. DEFAULT RIGHTS. In addition to the foregoing, if the Corporation defaults in its payments under obligations described in the Indenture, the District is hereby granted an exclusive option to purchase the property financed thereby (including the Project) for the amount of the outstanding indebtedness of the Corporation and accrued interest to the date of default. The District shall have (a) not less than 90 days from the date it is notified by the Corporation of the default in which to exercise the option, and
(b) not less than 90 days from the date it exercises the option to purchase the property.

              Section 12.6. TITLE. Unencumbered fee title to the Property and the Project and any additions thereto and exclusive possession and use thereof will vest in the District without demand or further action on its part when all obligations of the Corporation (including the Bonds and obligations under the Reimbursement Agreement) are discharged. For purposes of this Section 12.6, such obligations will be discharged when (a) cash is available at the place of payment on the date that the obligations are due (whether at maturity or upon call for redemption) and (b) interest ceases to accrue on the obligations. All leases, management contracts and similar encumbrances on the Property or the Project shall terminate upon discharge of said obligations in the same manner as set forth in Section 12.4.

                                   ARTICLE 13

                                  MISCELLANEOUS

              Section 13.1. AMENDMENT OF OPERATING AGREEMENT OR INDENTURE. This Operating Agreement may not be effectively changed, amended or modified except with the written consent of the Credit Enhancement Provider and the Trustee. Except as otherwise provided in this Operating Agreement or in the Indenture, subsequent to the issuance of the Series 1996 Bonds and prior to their payment in full (or provision for payment thereof having been made in accordance with the provisions of the Indenture), this Operating Agreement may not be effectively altered or terminated without the written consent of all the parties hereto. The Corporation covenants that it will take no action to amend or supplement the Indenture in any manner which would materially affect the obligations of the District hereunder without obtaining the prior written consent of the District to such amendment or supplement.

              Section 13.2. NOTICES. Except as otherwise provided in the Indenture or this Operating Agreement, all notices, certificates, requests, requisitions, directions or other communications required or permitted to be given by the Corporation, the District or the Trustee pursuant to the Indenture or this Operating Agreement shall be in writing and shall be sufficiently given and shall be deemed given when mailed by first class mail (unless another form of communication for any such notice, certificate, request, requisition, direction or other communication shall be required hereunder), postage prepaid, addressed as follows:

If to the Corporation:       Castle Rock Ranch Public Improvements Authority
                             Stanford Place III, Suite 902
                             4582 South Ulster Street Parkway
                             Denver, Colorado 80237
                             Attn:  Roger Addlesperger

If to the District:          Dawson Ridge Metropolitan District No. 5
                             Stanford Place III, Suite 902
                             4582 South Ulster Street Parkway
                             Denver, Colorado  80237
                             Attn:  Roger Addlesperger

If to the Trustee:           SouthTrust Bank of Alabama, National Association
                             100 Office Park Drive, Lower Level
                             Birmingham, Alabama  35223
                             Attn:  Corporate Trust Department

If to the Credit
Enhancement Provider:        BFC Guaranty Corp.
                             1455 Pennsylvania Avenue, Suite 230
                             Washington, DC  20004
                             Attn:  Roger Bailey

              Section 13.3. APPLICABLE LAW. This Operating Agreement shall be governed by the laws of the State of Colorado without regard to principles of choice of law.

              Section 13.4. BINDING EFFECT. This Operating Agreement shall inure to the benefit of and shall be binding upon the Corporation, the District and their respective successors and assigns, subject, however, to the limitations contained herein.

              Section 13.5. SEVERABILITY OF INVALID PROVISIONS. If any one provision of this Operating Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions therein or herein contained invalid, inoperative, or unenforceable to any extent whatever and this Operating Agreement shall be construed and enforced as if any such illegal, invalid, inoperative or unenforceable provisions had not initially been contained therein or herein. In the event any one or more phrases, sentences, clauses or sections of this Operating Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Operating Agreement or any part thereof, it being the intent of the parties hereto that the provisions of this Operating Agreement are fully severable.

              Section 13.6. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that any amounts remaining in the Bond Fund upon expiration or sooner termination of the Term of this Operating Agreement, as provided in this Operating Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and payments of all amounts unpaid under the Reimbursement Agreement and the Deed of Trust, shall be applied and distributed in the manner and priority as set forth in the Indenture, and after payment of all administrative fees and expenses of the issuer and the Trustee in accordance with the provisions of the Indenture.

              Section 13.7. EXECUTION OF COUNTERPARTS. This Operating Agreement may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall for all purposes be deemed to be an original, but such counterparts of which this shall be one shall together constitute but one and the same instrument.

              Section 13.8. CERTAIN PAYMENTS NET TO CORPORATION. The District hereby agrees that the Operating Agreement Payments shall be an absolutely net return to the Corporation, free and clear of any expenses, charges or setoffs whatsoever.

              Section 13.9. INDENTURE RIGHTS. The Corporation hereby covenants and agrees that the provisions of the Indenture granting any rights to the District shall not be amended as modified without the consent of the District.

              Section 13.10. BURDEN ON PROPERTY. This Operating Agreement is a burden upon and runs with the property described in Exhibit A hereto and is binding upon the Corporation and upon all persons or entities with any right, title or interest to such property or any part thereof. This Operating Agreement may be released therefrom in the same manner as the release of property under the Indenture or the Deed of Trust executed in connection with the issuance of the Bonds.


                   [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 29th day of March, 1996.

DAWSON RIDGE METROPOLITAN                  CASTLE ROCK RANCH PUBLIC
DISTRICT NO. 5                             IMPROVEMENTS AUTHORITY


/s/  C. ROGER ADDLESPERGER                 /s/  C. ROGER ADDLESPERGER
-------------------------------------      -----------------------------------

Chairman,                                  President
Board of Directors

STATE OF COLORADO  )
                   ) ss.
COUNTY OF DENVER   )

              The foregoing instrument was acknowledged before me this 26th day of March, 1996 by C. Roger Addlesperger on behalf of Castle Rock Ranch Public Improvements Authority, a Colorado nonprofit corporation.

                   Witness my hand and official seal.


                                       /s/  ROBIN W. BEING
(SEAL)                                 --------------------------------------
                                       Notary Public

                   My commission expires:       9-16-98
                                         ---------------------


STATE OF COLORADO  )
                   ) ss.
COUNTY OF DENVER   )

              The foregoing instrument was acknowledged before me this 26th day of March, 1996 by C. Roger Addlesperger on behalf of Dawson Ridge Metropolitan District No. 5, Colorado.

              Witness my hand and official seal.


                                       /s/  ROBIN W. BEING
(SEAL)                                 --------------------------------------
                                       Notary Public

                   My commission expires:       9-16-98
                                         ---------------------

                                   EXHIBIT A

                              (Legal Description)

                                   EXHIBIT A

GOLF COURSE PARCEL A:

A parcel of land located in Sections 28, 29 and 21, all in Township 8 South Range 67 West of the Sixth Principal Meridian, Douglas County, Colorado, being more particularly described as follows:

BEGINNING at the North quarter corner of said Section 29 whence the Northerly line of the East half of Section 29 bears S 88 DEG. 37'18" E a distance of 2661.22 feet; thence S 88 DEG. 37'18" E along said Northerly line a distance of 2661.22 feet; thence N 00 DEG. 23'27" E along the Westerly line of Section 21 a distance of 782.32 feet; thence S 37 DEG. 02'12" E a distance of 2474.11 feet; thence the following four courses along Dawson Ridge Filing A;

     1.  S 67 DEG. 47'53" W a distance of 128.79 feet;
     2.  S 39 DEG. 28'53" W a distance of 108.41 feet;
     3.  S 58 DEG. 24'13" E a distance of 228.53 feet;
     4.  N 83 DEG. 33'27" E a distance of 170.37 feet;

thence S 37 DEG. 02'12" E a distance of 1105.69 feet;
thence S 21 DEG. 08'57" E a distance of 2657.54 feet;
thence the following two courses along a parcel of land described by Book 695 at Page 459 of the Douglas County Clerk and Recorder's Office:

     1.  N 00 DEG. 19'26" W a distance of 1262.69 feet
     2.  N 89 DEG. 22'02" W a distance of 4017.50 feet;

thence N 00 DEG. 14'06" W along the Westerly line of the East half of Section 29 a distance of 3543.76 feet to the point of beginning;

EXCEPTING from the above parcel the following parcels:

Dawson Ridge Filings A and B, all dedicated street rights of way;

ALSO EXCEPTING the following one acre parcel described as follows:

A parcel of land located in the East half of Section 29, Township 8 South, Range 67 West of the Sixth Principal Meridian, Douglas County, Colorado, being more particularly described as follows:

Commencing at the North quarter corner of said Section 29;
thence South 00 degrees 04 minutes 06 seconds East along the westerly line of said East half of Section 29, a distance of 3267.55 feet to the point of beginning;

thence North 89 degrees 45 minutes 54 seconds East a distance of 208.71 feet; thence South 00 degrees 14 minutes 06 seconds East a distance of 208.71 feet; thence South 89 degrees 45 minutes 54 seconds West a distance of 208.71 feet; thence North 00 degrees 14 minutes 06 seconds West along said westerly line a distance of 208.71 feet to the point of Beginning.

County of Douglas,
State of Colorado

GOLF COURSE PARCEL B:

A Parcel of land lying in sections 22, 27, 28, 33 & 34, all in Township 8 South Range 67 West of the Sixth Principal Meridian, Douglas County, Colorado, being more particularly described as follows:

COMMENCING at the Northeast corner of said Section 28 whence the Southeast corner of said Section 28 bears S 00 DEG. 22'18" E a distance of 5302.75 feet; thence N 53 DEG. 05'33" E a distance of 2071.05 feet to the point of beginning; thence S 84 DEG. 49'36" E a distance of 790.91 feet;
thence S 15 DEG. 43'30" W along the Westerly right of way line of the A.T. & S.F. Railroad a distance of 5019.66 feet;
thence along the following three courses along a parcel of land described by Book 1095 at Page 629 of the Douglas County Clerk and Recorder:

     1.  N 89 DEG. 22'05" W a distance of 2386.46 feet;
     2.  S 00 DEG. 19'29" E a distance of 308.79 feet;
     3.  S 89 DEG. 22'05" E a distance of 2298.04 feet;

thence S 15 DEG. 43'30" W along the Westerly right of way line of the A.T. & S.F. Railroad a distance of 2425.47 feet;
thence N 89 DEG. 48'11" W a distance of 678.73 feet;
thence S 00 DEG. 44'59" W a distance of 600.54 feet;
thence S 89 DEG. 03'33" E a distance of 515.85 feet;
thence S 15 DEG. 43'30" W a distance of 548.74 feet;
thence N 00 DEG. 23'36" E a distance of 226.92 feet;
thence S 15 DEG. 45'37" W a distance of 788.62 feet;
thence N 89 DEG. 09'35" W, along the South line of the North half of Section 33, a distance of 1062.26 feet;
thence N 00 DEG. 50'25" E a distance of 1475.80 feet;
thence N 56 DEG. 57'07" W a distance of 3202.16 feet;
thence N 21 DEG. 08'57" W a distance of 2657.54 feet;
thence along the following fifteen courses along Dawson Ridge Filing B;

     1. N 77 DEG. 53'15" E, non-tangent to the following described curve, a distance 42.72 feet;
     2. along the arc of a curve to the right, having a central angle of 89 DEG. 23'40", a radius of 41.00 feet, the chord of which bears S 26 DEG. 49'54" W a distance of 57.68 feet and an arc length of 63.97 feet;
     3. N 71 DEG. 31'44" E, tangent to the previously described curve, a distance of 146.27 feet;
     4.  N 70 DEG. 13'51" E a distance of 110.35 feet;
     5. N 71 DEG. 31'4" E, tangent to the following described curve, a distance of 160.53 feet;
     6. along the arc of a curve to the right, having a central angle of 51 DEG. 49'07", a radius of 908.07 feet, the chord of which bears N 82 DEG. 33'43" W a distance of 793.56 feet and an arc length of 821.26 feet;
     7. S 51 DEG. 57'48" E, tangent to the previously and following described curves, a distance of 105.49 feet;
     8. along the arc of a curve to the right, having a central angle of 01 DEG. 47'42", a radius of 905.57 feet, the chord of which bears N 49 DEG. 05'17" W a distance of 28.37 feet and an arc length of 28.37 feet;
     9. S 48 DEG. 11'26" E, tangent to the previously and following described curves, a distance of 101.79 feet;
    10. along the arc of a curve to the right, having a central angle of 87 DEG. 30'40", a radius of 40.00 feet, the chord of which bears S 04 DEG. 26'06" E a distance of 55.33 feet and an arc length of 61.09 feet;
    11. S 47 DEG. 39'40" E non-tangent to the previously and following described curves, a distance of 120.18 feet;
    12. along the arc of a curve to the right, having a central angle of 92 DEG. 40'47", a radius of 40.00 feet, the chord of which bears N 85 DEG. 27'55" E a distance of 57.88 feet and an arc length of 64.70 feet;
    13. N 41 DEG. 48'34" E, non-tangent to the previously and following described curves, a distance of 80.00 feet;
    14. along the arc of a curve to the right, having a central angle of 92 DEG. 41'18", a radius of 40.00 feet, the chord of which bears N 01 DEG. 50'31" W a distance of 57.88 feet and an arc length of 64.71 feet to a point of compound curvature;
    15. along a curve, to the right having a central angle of 09 DEG. 19'56", a radius of 1740.00 feet, the chord of which bears N 49 DEG. 10'21" E a distance of 283.09 feet and an arc length of 283.40 feet;

thence along the following five courses along Dawson Ridge Filing A:

     1. S 36 DEG. 09'41" E, non-tangent to the previously described curve, a distance of 10.00 feet;
     2. N 53 DEG. 50'19" E, tangent to the following described curve, a distance of 1060.41 feet;

     3. along the arc of a curve to the left having a central angle of 21 DEG. 00'00", a radius of 2170.00 feet, the chord of which bears N 43 DEG. 20'19" E, a distance of 790.90 feet and an arc length of 795.35 feet;
     4. N 32 DEG. 50'19" E, tangent to the previously and following described curves, a distance of 2182.25 feet;
     5. along the arc of a curve to the left, having a central angle of 12 DEG. 18'29", a radius of 1870.00 feet, the chord of which bears N 26 DEG. 41'04" E a distance of 400.94 feet and an arc length of 401.71 feet to the point of beginning;

EXCEPTING from the above parcel the following two parcels:

Exception 3:

A parcel of land located in a portion of Section 28, Township 8 South, Range 67 West of the Sixth Principal Meridian, City of Castle Rock, Douglas County, Colorado, being more particularly described as follows:

COMMENCING at the Southeast corner of said Section 28, whence the Northeast corner of said Section 28 bears N 00 DEG. 22'18" W a distance of 5302.75 feet; thence N 62 DEG. 23'09" W a distance of 660.85 feet, to the point of beginning; thence S 63 DEG. 50'19" W a distance of 144.71 feet;
thence N 26 DEG. 09'41" W a distance of 208.00 feet;
thence N 63 DEG. 50'19" E, non-tangent to the following described curve, a distance of 251.43 feet;

thence along the arc of a curve to the right, having a central angle of 29 DEG. 26'30", a radius of 460.00 feet, the chord of which bears S 00 DEG. 59'57" W a distance of 233.78 feet and an arc length of 236.37 feet to the point of beginning;

Exception 4:

A parcel of land located in a portion of Section 28, Township 8 South, Range 67 West of the Sixth Principal Meridian, City of Castle Rock, Douglas County, Colorado, being more particularly described as follows:

COMMENCING at the Southwest corner of said Section 28, whence the North corner of said Section 28 bears N 00 DEG. 11'08" W a distance of 5299.57 feet;
thence N 58 DEG. 37'49" E a distance of 3415.73 feet, to the point of beginning;
thence N 04 DEG. 01'05" E a distance of 208.84 feet;
thence S 87 DEG. 59'38" E a distance of 208.71 feet;
thence S 04 DEG. 01'05" W a distance of 208.84 feet;
thence N 87 DEG. 59'38" W a distance of 208.71 feet to the point of beginning